As filed with the Securities and Exchange Commission on December 20, 2023.

Registration No. 333-275995

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

(Amendment No. 1)

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Agile Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	2834 (Primary Standard Industrial Classification Code Number)	23-2936302 (I.R.S. Employer Identification Number)

500 College Road East, Suite 310

Princeton, New Jersey 08540

(609) 683-1880

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Alfred Altomari

Chief Executive Officer

Agile Therapeutics, Inc.

500 College Road East, Suite 310

Princeton, New Jersey 08540

(609) 683-1880

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:
Steven M. Cohen Bryan S. Keighery Morgan, Lewis & Bockius LLP 502 Carnegie Center Princeton, New Jersey 08540 (609) 919-6600

Approximate date of commencement of the proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(b) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-1 (File No. 333-275995) of Agile Therapeutics, Inc. is being filed solely for the purposes of filing Exhibits 4.26, 4.27, 4.28, 4.29 and 10.44 to the Registration Statement and making corresponding updates to Item 16 and the Exhibit Index. Accordingly, this Amendment consists only of the facing page, this explanatory note and Part II of the Registration Statement. The prospectus is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered (excluding the underwriting discount). Except for the Securities and Exchange Commission registration fee and the FINRA filing fee, all amounts are estimates.

Amount Paid or to be Paid
SEC registration fee	$2,214.00
FINRA filing fee	$2,750.00
Legal fees and expenses	*
Accounting fees and expenses	*
Printing expenses	*
Transfer agent fees and expenses	*
Miscellaneous	*
Total	*

* To be completed by amendment

Each of the amounts set forth above, other than the SEC registration fee and FINRA filing fee, is an estimate.

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors, and other corporate agents.

As permitted by Delaware law, our Amended and Restated Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by Delaware law, no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Pursuant to Delaware law such protection would be not available for liability:

•	for any breach of a duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for any transaction from which the director derived an improper benefit; or

•	for an act or omission for which the liability of a director is expressly provided by an applicable statute, including unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law.

Our Amended and Restated Certificate of Incorporation, as amended, also provides that if Delaware law is amended after the approval by our stockholders of the amended and restated certificate of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law.

Our amended and restated bylaws, as amended, further provide that we must indemnify our directors and officers to the fullest extent permitted by Delaware law. The amended and restated bylaws also authorize us to indemnify any of our employees or agents and permit us to secure insurance on behalf of any officer, director, employee or agent for any liability arising out of his or her action in that capacity, whether or not Delaware law would otherwise permit indemnification.

In addition, our amended and restated bylaws provide that we are required to advance expenses to our directors and officers as incurred in connection with legal proceedings against them for which they may be indemnified and that the rights conferred in the amended and restated bylaws are not exclusive.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and officer to the fullest extent permitted by Delaware law, the amended and restated certificate of incorporation and amended and restated bylaws, for expenses such as, among other things, attorneys’ fees, judgments, fines, and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action by or in our right, arising out of the person’s services as our director or executive officer or as the director or executive officer of any subsidiary of ours or any other company or enterprise to which the person provides services at our request. We also maintain directors’ and officers’ liability insurance.

The SEC has taken the position that personal liability of directors for violation of the federal securities laws cannot be limited and that indemnification by us for any such violation is unenforceable. The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Item 15. Recent Sales of Unregistered Securities

Set forth below is information regarding securities we have issued within the past three years that were not registered under the Securities Act:

On February 10, 2020, in connection with the Perceptive Credit Agreement, we issued to Perceptive two warrants to purchase an aggregate of 700 shares of our common stock (together, the “2020 Perceptive Warrants”). The first warrant is exercisable for 350 shares of common stock at an exercise price of $7,480.00 per share. The second warrant is exercisable for 350 shares of common stock at an exercise price of $9,340.00 per share. The 2020 Perceptive Warrants expire on February 10, 2027. In connection with the Amended Perceptive Credit Agreement, we issued to Perceptive a warrant to purchase 225 shares of our common stock (the “2021 Perceptive Warrant” and, together with the 2020 Perceptive Warrants, the “Perceptive Warrants”) at an exercise price of $5,740.00 per share. The 2021 Perceptive Warrant expires on February 26, 2028. The Perceptive Warrants contain anti-dilution provisions that expired on December 31, 2022 and other warrant holder protections and are not exercisable to the extent that Perceptive would beneficially own more than 19.99% of our common stock as a result of the exercise. In connection with the Sixth Amendment, we amended and restated the Perceptive Warrants to reset the strike price of the Perceptive Warrants.

On December 3, 2023, we entered into a Warrant Amendment and Additional Issuance Agreement (“Warrant Amendment and Additional Issuance Agreement”) relating to the amendment of warrants to purchase shares of our common stock that were issued in transactions on March 14, 2022, April 25, 2022, and May 25, 2023 (collectively, the “Warrants”). Collectively, the Warrants represent the right to purchase approximately 3.8 million shares of our common stock. Under the terms of the Warrant Amendment and Additional Issuance Agreement, the holder agreed to revise provisions related to the use of a Black-Scholes model to value the Warrants in the event of a change of control transaction. The holder also agreed to revise provisions related to the cashless exercise of the Warrants. In exchange for the holder’s agreement to amend the Warrants, we agreed to issue an additional new warrant (the “New Warrant”) to purchase 1,005,560 shares of our common stock. The New Warrant has an exercise price of $2.09 per share. The New Warrant is exercisable six months after issuance and will expire five years from the date that the New Warrant is initially exercisable. The exercise price of the New Warrant is subject to adjustment for stock splits, reverse splits, and similar capital transactions as described in the New Warrant.

Our issuances of the warrants were deemed to be exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act in that such issuances did not involve a public offering.  The recipient of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. The recipient of securities in these transactions was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act and had adequate access, through employment, business or other relationships, to information about us. No underwriters were involved in these transactions.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits

Exhibit Number

3.1	Amended and Restated Certificate of Incorporation of the Registrant. (Incorporated by reference, Exhibit 3.1 to Company’s Current Report on Form 8-K, file number 001-36464, filed May on 30, 2014.)

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on January 7, 2022 (Incorporated by reference, Exhibit 3.1 to Company’s Current Report on Form 8-K, file number 001-36464, filed on January 10, 2022.)

3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on April 26, 2022 (Incorporated by reference, Exhibit 3.1 to Company’s Current Report on Form 8-K, file number 001-36464, filed on April 27, 2022).

3.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on April 10, 2023 (Incorporated by reference, Exhibit 3.1 to Company’s Current Report on Form 8-K, file number 001-36464, filed on April 10, 2023).

3.5	Amended and Restated Bylaws of the Registrant (Incorporated by reference, Exhibit 3.1 to Company’s Current Report on Form 8-K, file number 001-36464, filed on January 26, 2023.)

3.6	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on March 14, 2022 (Incorporated by reference, Exhibit 3.1 to Company’s Current Report on Form 8-K, file number 001-36464, filed on March 15, 2022.)

3.7	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on March 14, 2022 (Incorporated by reference, Exhibit 3.2 to Company’s Current Report on Form 8-K, file number 001-36464, filed on March 15, 2022.)

3.8	Certificate of Designation of Preferences, Rights, and Limitations of Series C Preferred Stock filed with the Secretary of State of the State of Delaware on January 26, 2023 (Incorporated by reference, Exhibit 3.2 to Company’s Current Report on Form 8-K, file number 001-36464, filed on January 26, 2023.)

4.1	Specimen Certificate evidencing shares of Registrant’s common stock (Incorporated by reference, Exhibit 4.1 to Company’s Third Amendment of Registration Statement on Form S-1, file number 333-194621, filed on May 9, 2014.)

4.2	Amended and Restated Common Stock Purchase Warrant between Agile Therapeutics, Inc. and Perceptive Credit Holdings III, LP, dated as of March 21, 2023 (Incorporated by reference, Exhibit 4.2 to Company’s Annual Report on Form 10-K, file number 001-36464, filed on March 23, 2023.)

4.3	Amended and Restated Common Stock Purchase Warrant between Agile Therapeutics, Inc. and Perceptive Credit Holdings III, LP, dated as of March 21, 2023 (Incorporated by reference, Exhibit 4.3 to Company’s Annual Report on Form 10-K, file number 001-36464, filed on March 23, 2023.)

4.4	Amended and Restated Common Stock Purchase Warrant between Agile Therapeutics, Inc. and Perceptive Credit Holdings III, LP, dated as of March 21, 2023 (Incorporated by reference, Exhibit 4.4 to Company’s Annual Report on Form 10-K, file number 001-36464, filed on March 23, 2023.)

4.5	Form of Warrant (Incorporated by reference, Exhibit 4.1 to Company’s Current Report on Form 8-K, file number 001-36464, filed on October 8, 2021.)

4.6	Form of Series A Warrant (Incorporated by reference, Exhibit 4.1 to Company’s Current Report on Form 8-K, file number 001-36464, filed on March 15, 2022.)

4.7	Form of Series B Warrant (Incorporated by reference, Exhibit 4.2 to Company’s Current Report on Form 8-K, file number 001-36464, filed on March 15, 2022.)

4.8	Form of Placement Agent Warrant (Incorporated by reference, Exhibit 4.3 to Company’s Current Report on Form 8-K, file number 001-36464, filed on March 15, 2022.)

4.9	Form of Series A-1 Warrant (Incorporated by reference, Exhibit 4.1 to Company’s Current Report on Form 8-K, file number 001-36464, filed on July 8, 2022.)

4.10	Form of Series A-2 Warrant (Incorporated by reference, Exhibit 4.2 to Company’s Current Report on Form 8-K, file number 001-36464, filed on July 8, 2022.)

4.11	Form of Series B Pre-Funded Warrant (Incorporated by reference, Exhibit 4.3 to Company’s Current Report on Form 8-K, file number 001-36464, filed on July 8, 2022.)

4.12	Form of Placement Agent Warrant (Incorporated by reference, Exhibit 4.4 to Company’s Current Report on Form 8-K, file number 001-36464, filed on July 8, 2022.)

4.13	Description of Capital Stock (Incorporated by reference, Exhibit 4.4 to Company’s Annual Report on Form 10-K, file number 001-36464, filed on February 20, 2020.)

4.14	Form of Series C-1 Warrant (Incorporated by reference, Exhibit 4.1 to Company’s Current Report on Form 8-K, file number 001-36464, filed on May 25, 2023.)

4.15	Form of Series C-2 Warrant (Incorporated by reference, Exhibit 4.2 to Company’s Current Report on Form 8-K, file number 001-36464, filed on May 25, 2023.)

4.16	Form of Series D Pre-funded Warrant (Incorporated by reference, Exhibit 4.3 to Company’s Current Report on Form 8-K, file number 001-36464, filed on May 25, 2023.)

4.17	Form of Placement Agent Warrant (Incorporated by reference, Exhibit 4.4 to Company’s Current Report on Form 8-K, file number 001-36464, filed on May 25, 2023.)

4.18	Form of Amended and Restated Common Stock Purchase Warrant between Agile Therapeutics, Inc. and an institutional investor, dated October 8, 2021(Incorporated by reference, Exhibit 4.5 to Company’s Current Report on Form 8-K, file number 001-36464, filed on May 25, 2023.)

4.19	Form of Amended and Restated Series A Common Stock Purchase Warrant between Agile Therapeutics, Inc. and an institutional investor, dated March 14, 2022 (Incorporated by reference, Exhibit 4.6 to Company’s Current Report on Form 8-K, file number 001-36464, filed on May 25, 2023.)

4.20	Form of Amended and Restated Series A Common Stock Purchase Warrant between Agile Therapeutics, Inc. and an institutional investor, dated April 25, 2022 (Incorporated by reference, Exhibit 4.7 to Company’s Current Report on Form 8-K, file number 001-36464, filed on May 25, 2023.)

4.21	Form of Amended and Restated Series A-1 Common Stock Purchase Warrant between Agile Therapeutics, Inc. and an institutional investor, dated July 6, 2022 (Incorporated by reference, Exhibit 4.8 to Company’s Current Report on Form 8-K, file number 001-36464, filed on May 25, 2023.)

4.22	Form of Amended and Restated Series A-2 Common Stock Purchase Warrant between Agile Therapeutics, Inc. and an institutional investor, dated July 6, 2022 (Incorporated by reference, Exhibit 4.9 to Company’s Current Report on Form 8-K, file number 001-36464, filed on May 25, 2023.)

4.23	Form of Amended and Restated Series B Common Stock Purchase Warrant between Agile Therapeutics, Inc. and an institutional investor, dated March 14, 2022 (Incorporated by reference, Exhibit 4.10 to Company’s Current Report on Form 8-K, file number 001-36464, filed on May 25, 2023.)

4.24	Form of New Warrant. (Incorporated by reference, Exhibit 4.1 to Company’s Current Report on Form 8-K, file number 001-36464, filed on December 4, 2023.)

4.25**	Amendment to Warrants and Certificate of Adjustment between Agile Therapeutics, Inc. and Perceptive Credit Holdings III, LP, dated as of October 30, 2023.

4.26	Form of Series E-1 Warrant

4.27	Form of Series E-2 Warrant

4.28	Form of Series F Pre-Funded Warrant

4.29	Form of Placement Agent Warrant

5.1++	Opinion of Morgan, Lewis & Bockius LLP

10.1+	Form of Indemnification Agreement. (Incorporated by reference, Exhibit 10.1 to Company’s Second Amendment of Registration Statement on Form S-1, file number 333-194621, filed on May 5, 2014.)

10.2+	Agile Therapeutics, Inc. Amended and Restated 1997 Equity Incentive Plan, as amended, and form of Stock Option Agreement thereunder. (Incorporated by reference, Exhibit 10.2 to Company’s Registration Statement on Form S-1, file number 333-194621, filed on March 17, 2014.)

10.3+	Agile Therapeutics, Inc. Amended and Restated 2008 Equity Incentive Plan and form of Nonqualified Stock Option Agreement and form of Incentive Stock Option Agreement thereunder. (Incorporated by reference, Exhibit 10.3 to Company’s Registration Statement on Form S-1, file number 333-194621, filed on March 17, 2014.)

10.4+	Form of Performance Unit Issuance Agreement (Incorporated by reference, Exhibit 10.1 to Company’s Current Report on Form 8-K, file number 001-36464, filed on January 26, 2018.)

10.5	Lease Agreement, dated August 6, 2021 by and between Agile Therapeutics, Inc. and 500 College Road Venture, LLC (Incorporated by reference, Exhibit 10.1 to Company’s Quarterly Report on Form 10-Q, file number 001-36464, filed on November 2, 2021.)

10.6	Common Stock Sales Agreement dated November 8, 2019 by and between the Registrant and H.C. Wainwright & Co., LLC (Incorporated by reference, Exhibit 1.1 to Company’s Current Report on Form 8-K, file number 001-36464, filed on November 8, 2019.)

10.7	Common Stock Sales Agreement dated March 18, 2021, by and between Agile Therapeutics, Inc. and H.C. Wainwright & Co., LLC (Incorporated by reference, Exhibit 1.1 to the Company’s Current Report on Form 8-K, file number 001-036464, filed on March 18, 2021.)

10.8	Common Stock Sales Agreement dated April 27, 2022 by and between Agile Therapeutics, Inc. and H.C. Wainwright & Co., LLC (Incorporated by reference, Exhibit 1.1 to Company’s Current Report on Form 8-K, file number 001-036464, filed on April 27, 2022.)

10. 9	Controlled Equity OfferingSM Sales Agreement dated January 10, 2022 by and among Agile Therapeutics, Inc. and Cantor Fitzgerald & Co. and H.C. Wainwright & Co., LLC (Incorporated by reference, Exhibit 1.1 to Company’s Current Report on Form 8-K, file number 001-36464, filed on January 10, 2022.)

10.10	Engagement Agreement, by and between Agile Therapeutics, Inc. and H.C. Wainwright & Co., LLC (Incorporated by reference, Exhibit 10.32 to Company’s Amendment No. 1 to Registration Statement on Form S-1/A, file number 333-264960, filed on June 29, 2022.)

10.11	Amendment to Engagement Agreement, by and between Agile Therapeutics, Inc. and H.C. Wainwright & Co., LLC (Incorporated by reference, Exhibit 10.33 to Company’s Amendment No. 1 to Registration Statement on Form S-1/A, file number 333-264960, filed on June 29, 2022.)

10.12	Credit Agreement and Guaranty among Agile Therapeutics, Inc., the guarantors from time to time party thereto, the lenders from time to time party thereto and Perceptive Credit Holdings III, LP, dated as of February 10, 2020 (Incorporated by reference, Exhibit 10.1 to Company’s Current Report on Form 8-K, file number 001-36464, filed on February 12, 2020.)

10.13	Waiver and First Amendment to Credit Agreement and Guaranty among Agile Therapeutics, Inc., the guarantors from time to time party thereto, the lenders from time to time party thereto and Perceptive Credit Holdings III, LP, dated as of February 26, 2021(Incorporated by reference, Exhibit 10.11 to Company’s Annual Report on Form 10-K, file number 001-36464, filed on March 1, 2021.)

10.14	Waiver and Second Amendment to Credit Agreement and Guaranty among Agile Therapeutics, Inc., the guarantors from time to time party thereto, the lenders from time to time party thereto and Perceptive Credit Holdings III, LP, dated as of January 7, 2022 (Incorporated by reference, Exhibit 10.1 to Company’s Current Report on Form 8-K, file number 001-36464, filed on January 10, 2022.)

10.15	Waiver and Third Amendment to Credit Agreement and Guaranty among Agile Therapeutics, Inc., the guarantors from time to time party thereto, the lenders from time to time party thereto and Perceptive Credit Holdings III, LP, dated as of March 10, 2022 (Incorporated by reference, Exhibit 10.1 to Company’s Current Report on Form 8-K, file number 001-36464, filed on March 11, 2022.)

10.16	Waiver and Fourth Amendment to Credit Agreement and Guaranty among Agile Therapeutics, Inc., the guarantors from time to time party thereto, the lenders from time to time party thereto and Perceptive Credit Holdings III, LP, dated as of May 11, 2022 (Incorporated by reference, Exhibit 10.1 to Company’s Current Report on Form 8-K, file number 001-36464, filed on May 12, 2022.)

10.17	Fifth Amendment to Credit Agreement and Guaranty among Agile Therapeutics, Inc., the guarantors from time to time party thereto, the lenders from time to time party thereto and Perceptive Credit Holdings III, L.P. dated as of July 25, 2022 (Incorporated by reference, Exhibit 10.1 to Company’s Quarterly Report on form 10-Q, file number 001-36464, filed on November 7, 2022.)

10.18	Waiver and Sixth Amendment to Credit Agreement and Guaranty among Agile Therapeutics, Inc., the guarantors from time to time party thereto, the lenders from time to time party thereto and Perceptive Credit Holdings III, LP, dated as of March 21, 2023 (Incorporated by reference, Exhibit 10.18 to Company’s Registration Statement on Form S-1, file number 333-271249, filed on April 14, 2023.)

10.19**	Seventh Amendment to Credit Agreement and Guaranty among Agile Therapeutics, Inc., the guarantors from time to time party thereto, the lenders from time to time party thereto and Perceptive Credit Holdings III, L.P., dated as of October 30, 2023.

10.20	Form of Securities Purchase Agreement, dated March 13, 2022, by and between Agile Therapeutics, Inc. and the purchaser signatory thereto (Incorporated by reference, Exhibit 10.1 to Company’s Current Report on Form 8-K, file number 001-36464, filed on March 15, 2022.)

10.21	Form of Securities Purchase Agreement by and between Agile Therapeutics, Inc. and the purchasers signatory thereto (Incorporated by reference, Exhibit 10.31 to Company’s Amendment No. 1 to Registration Statement on Form S-1/A, file number 333-264960, filed on June 29, 2022.)

10.22	Form of Securities Purchase Agreement, by and between Agile Therapeutics, Inc., and certain purchasers (Incorporated by reference, Exhibit 10.1 to Company’s Current Report on Form 8-K, file number 001-36464, filed on July 8, 2022.)

10.23*	Project Agreement, dated April 30, 2020, by and between Agile Therapeutics, Inc. and inVentiv Commercial Services, LLC (Incorporated by reference, Exhibit 10.1 to Company’s Quarterly Report on Form 10-Q, file number 001-36464, filed on August 11, 2020.)

10.24*	First Amendment to Project Agreement, dated June 1, 2020, by and between Agile Therapeutics, Inc. and inVentiv Commercial Services, LLC (Incorporated by reference, Exhibit 10.13 to Company’s Annual Report on Form 10-K, file number 001-36464, filed on March 1, 2021.)

10.25*	Second Amendment to Project Agreement, dated January 1, 2021, by and between Agile Therapeutics, Inc. and inVentiv Commercial Services, LLC (Incorporated by reference, Exhibit 10.2 to Company’s Quarterly Report on Form 10-Q, file number 001-36464, filed on November 2, 2021.)

10.26*	Third Amendment to Project Agreement, dated July 1, 2021, by and between Agile Therapeutics, Inc. and inVentiv Commercial Services, LLC. (Incorporated by reference, Exhibit 10.3 to Company’s Quarterly Report on Form 10-Q, file number 001-36464, filed on November 2, 2021.)

10.27*	Fourth Amendment to Project Agreement, dated September 1, 2021, by and between Agile Therapeutics, Inc. and inVentiv Commercial Services, LLC. (Incorporated by reference, Exhibit 10.24 to Company’s Annual Report on Form 10-K, file number 001-36464, filed on March 30, 2022.)

10.28*	Fifth Amendment to Project Agreement, dated February 1, 2022, by and between Agile Therapeutics, Inc. and inVentiv Commercial Services LLC (Incorporated by reference, Exhibit 10.5 to Company’s Quarterly Report on Form 10-Q, file number 001-36464, filed on May 12, 2022.)

10.29*	Sixth Amendment to Project Agreement, dated January 3, 2023, by and between Agile Therapeutics, Inc. and inVentiv Commercial Services, LLC (Incorporated by reference, Exhibit 10.27 to the Company’s Annual Report on Form 10-K, file number 001-36464, filed on March 23, 2023.)

10.30*	Seventh Amendment to Project Agreement, dated September 28, 2023, by and between Agile Therapeutics, Inc. and Syneos Health Commercial Services, LLC (Incorporated by reference, Exhibit 10.1 to Company’s Current Report on Form 8-K, file number 001-36464, filed on September 28, 2023.)

10.31*	Master Service Agreement, dated October 11. 2017, by and between Agile Therapeutics, Inc. and inVentiv Commercial Services, LLC (Incorporated by reference, Exhibit 10.2 to Company’s Quarterly Report on Form 10-Q, file number 001-36464, filed on August 11, 2020.)

10.32*	First Amendment to Master Service Agreement, dated April 30, 2020, by and between Agile Therapeutics, Inc. and inVentiv Commercial Services, LLC (Incorporated by reference, Exhibit 10.3 to Company’s Quarterly Report on Form 10-Q, file number 001-36464, filed on August 11, 2020.)

10.33*	Manufacturing and Commercialization Agreement, dated April 30, 2020, by and between Agile Therapeutics, Inc. and Corium, Inc. (Incorporated by reference, Exhibit 10.4 to Company’s Quarterly Report on Form 10-Q, file number 001-36464, filed on August 11, 2020.)

10.34	Amendment No. 1 to Manufacturing and Commercialization Agreement, by and between Corium, Inc. and Agile Therapeutics, Inc., dated as of July 25, 2022, and Bill of Sale by Agile Therapeutics, Inc. to Corium Inc., dated as of July 25, 2022 (Incorporated by reference, Exhibit 10.2 to Company’s Quarterly Report on Form 10-Q, file number 001-36464, filed on November 7, 2022.)

10.35+	Agile Therapeutics, Inc. Amended and Restated 2014 Incentive Compensation Plan (Incorporated by reference, Appendix A to Registrant’s Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934, file number 001-36464, filed on April 25, 2018.)

10.36+	Amended and Restated Employment Agreement, dated November 22, 2022 by and between Agile Therapeutics, Inc. and Alfred Altomari (Incorporated by reference, Exhibit 10.33 to the Company’s Annual Report on Form 10-K, file number 001-36464, filed on March 23, 2023.)

10.37+	Amended and Restated Employment Agreement, dated November 1, 2022 by and between Agile Therapeutics, Inc. and Geoffrey P. Gilmore (Incorporated by reference, Exhibit 10.34 to the Company’s Annual Report on Form 10-K, file number 001-36464, filed on March 23, 2023.)

10.38+	Amended and Restated Employment Agreement, dated November 1, 2022 by and between Agile Therapeutics, Inc. and Paul Korner, M.D. (Incorporated by reference, Exhibit 10.35 to the Company’s Annual Report on Form 10-K, file number 001-36464, filed on March 23, 2023.)

10.39	Form of Securities Purchase Agreement, dated May 22, 2023, by and between Agile Therapeutics, Inc. and certain purchasers (Incorporated by reference, Exhibit 10.1 to Company’s Current Report on Form 8-K, file number 001-36464, filed on May 25, 2023.)

10.40	Form of Warrant Amendment Agreement, dated May 22, 2023, by and between Agile Therapeutics, Inc. and certain holders (Incorporated by reference, Exhibit 10.2 to Company’s Current Report on Form 8-K, file number 001-36464, filed on May 25, 2023.)

10.41	Agile Therapeutics, Inc. 2023 Equity Incentive Plan effective June 8, 2023 (Incorporated by reference, Exhibit 99.1 to the Company’s Registration Statement on Form S-8, file number 333-272576, filed on June 9, 2023.)

10.42+	Employment Agreement, dated August 16, 2023, by and between Agile Therapeutics, Inc. and Scott Coiante (Incorporated by reference, Exhibit 10.1 to Company’s Current Report on Form 8-K/A, file number 001-36464, filed August 22, 2023.)

10.43	Form of Warrant Amendment and Additional Issuance Agreement. (Incorporated by reference, Exhibit 10.1 to Company’s Current Report on Form 8-K, file number 001-36464, filed on December 4, 2023.)

10.44	Form of Securities Purchase Agreement, by and among Agile Therapeutics, Inc. and the purchasers signatory thereto.

23.1**	Consent of Independent Registered Public Accounting Firm.

23.2++	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)

24.1**	Power of Attorney (contained on the signature page to the Registration Statement).

107**	Filing Fee Table

+	Indicates management contract or compensatory plan or arrangement.

++	To be filed by amendment.

*	Portions of this exhibit have been redacted in accordance with Regulation S-K Item 601(b)(10).

**	Previously filed.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)	(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)	That, for purposes of determining any liability under the Securities Act:

(i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and

(ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey on December 20, 2023.

Agile Therapeutics, Inc.

By:
/s/ Alfred Altomari
Alfred Altomari
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Alfred Altomari		December 20, 2023
Alfred Altomari	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Scott Coiante		December 20, 2023
Scott Coiante	Chief Financial Officer (Principal Financial and Accounting Officer)

*		December 20, 2023
Sharon Barbari	Director

*		December 20, 2023
Sandra Carson, M.D., FACOG	Director

*		December 20, 2023
Seth H.Z. Fischer	Director

*		December 20, 2023
John Hubbard, Ph.D.	Director

*		December 20, 2023
Josephine Torrente	Director

* By:	/s/ Alfred Altomari
Alfred Altomari
Attorney-In-Fact